UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 25, 2007

ELIXIR GAMING TECHNOLOGIES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32161	91-1696010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1120 Town Center Dr, Suite 260, Las Vegas, Nevada		89144
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	702-733-7197

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

On October 25, 2007, Elixir Gaming Technologies, Inc. (the "Company") closed on the private placement of 15,000,000 shares of its common stock at a price of $3.50 per share, for aggregate gross proceeds of $52.5 million. The purchasers were institutional investors who were all accredited as such term is defined under Rule 501 of the Securities Act of 1933 ("Securities Act"). The private placement exempt from the registration requirement of the Securities Act pursuant to Section 4(2) of the Securities Act and Rule 506 thereunder. ThinkEquity Partners LLC acted as placement agent for the Company and was paid sales commission in the amount of 3% to 6% of the investment funds, depending on the investor.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) At the recommendation of the nominating committee of the Company’s board of directors, the Company’s board of directors elected Clarence (Yuk Man) Chung to the board of directors of the Company effective as of October 19, 2007. Mr. Chung was appointed to the Company’s board of directors as a nominee of Elixir Group Limited pursuant to the Securities Purchase and Product Participation Agreement dated June 12, 2007 between Elixir Group and the Company. Mr. Chung is the executive director and chief operating officer of Melco International Development Ltd., which is the parent company of Elixir Group, a significant shareholder of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIXIR GAMING TECHNOLOGIES, INC.

October 25, 2007	By:	/s/ David Reberger

Name: David Reberger
Title: Chief Financial Officer